As filed with the Securities and Exchange Commission on February 13, 2004
                                                     Registration No. 333-______

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                                  YP.NET, INC.
             (Exact name of Registrant as specified in its charter)

NEVADA                                                                85-0206668
(State or other jurisdiction                                   (I.R.S. EMPLOYER)
incorporation or organization)                               Identification No.)

                       4840 EAST JASMINE STREET, SUITE 105
                               MESA, ARIZONA 85205
               (Address of Principal Executive Offices) (Zip Code)

                          YP.NET, INC. 2003 STOCK PLAN
                            (Full title of the Plan)

                                Daniel M. Mahoney
                              Rogers & Theobald LLP
                       2425 East Camelback Road, Suite 850
                                Phoenix, AZ 85016
                     (Name and Address of Agent for Service)
                                 (602) 852-5567
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

================================================================================================
TITLE OF SECURITIES TO    AMOUNT TO BE   PROPOSED MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
BE REGISTERED             REGISTERED(1)      OFFERING         AGGREGATE OFFERING    REGISTRATION
                                         PRICE PER SHARE(2)         PRICE(2)            FEE
----------------------    -------------  -------------------  --------------------  ------------
Common Stock,                 2,000,000             $  3.785          $  7,570,000     $  959.12
..001 Par Value
(2003 Stock Plan)
================================================================================================

(1) Represents additional 2,000,000 shares of common stock issuable pursuant to the Registrant's 2003 Stock Plan. 3,000,000 shares of common stock issuable pursuant to the 2003 Stock Plan were previously registered pursuant to the Registrant's Statement on Form S-8, File Number 333-107721, filed on August 7, 2003. In the event of a tock split, stock dividend or similar transaction involving the Registrant's common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices for shares of common stock on the Over-the-Counter Bulletin Board on February 12, 2004.

                                  INTRODUCTION

     This Registration Statement on Form S-8 is filed by YP.Net, Inc., a Nevada corporation (the "Registrant"), relating to 2,000,000 shares of its common stock, par value $.001 per share (the "Stock"), issuable to eligible employees of the Registrant under the YP.Net, Inc. 2003 Stock Plan (the "Plan").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.
         -----------------------------------------------

     This Registration Statement also relates to the Form S-8 Registration Statement File No. 333-107721, filed on August 7, 2003, the contents of which are incorporated herein by reference pursuant to General Instruction E to Form S-8. Under such Registration Statement, the Registrant registered 3,000,000 shares of common stock for issuance under the YP.Net, Inc. 2003 Stock Plan. The Registration Statement reflects the amendment to the 2003 Stock Plan increasing the number of shares authorized thereunder from 3,000,000 to 5,000,000.

     The following documents have been filed by the Registrant with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934 and are incorporated by reference into this Registration
Statement:

     1. The Registrant's most recent Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003 and filed with the SEC on December 31, 2003.

     2. An amendment to the Registrant's most recent Annual Report on Form 10-KSB/A for the fiscal year ended September 30, 2003 and filed with the SEC on January 31, 2004.

     3.   All other reports or documents filed by the Registrant pursuant to
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the Annual Report on Form 10-KSB referenced to above.

     4. Description of Registrant's common stock, which is contained in the Registrant's Registration Statement on Form 10SB12G, File No. 000-24217, as filed with the SEC on May 6, 1998.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  DESCRIPTION OF SECURITIES.  Not applicable.
         -------------------------

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.
         --------------------------------------

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

     Article 11 of the Registrant's Bylaws provides that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that that he or a person for whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonable incurred or suffered by him in connection therewith.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.
         -----------------------------------

Item 8.  EXHIBITS.
         --------

     Exhibit Index located at Page 5.

Item 9.  UNDERTAKINGS.
         ------------

     (a)  The  undersigned  Registrant  hereby  undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the registration
--------  -------
statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mesa, State of Arizona, on February 13, 2004.

                                 YP.NET, INC.

                                 By: /s/ Angelo Tullo
                                     -------------------------------------------
                                 Angelo Tullo
                                 Chairman, President and Chief Executive Officer

Signature                   Title                                     Date
---------                   -----                                     ----
/s/ Angelo Tullo
--------------------------  Chairman, President and Chief Executive   February 13, 2004
                            Officer (Principal Executive Officer)
Angelo Tullo

/s/ David J. Iannini
--------------------------  Chief Financial Officer (Principal        February 13, 2004
                            Financial and Accounting Officer)
David J. Iannini

/s/ DeVal Johnson
--------------------------  Director and Secretary                    February 13, 2004
DeVal Johnson

/s/ Gregory B. Crane
--------------------------  Director                                  February 13, 2004
Gregory B. Crane

/s/ Daniel L. Coury, Sr.
--------------------------  Director                                  February 13, 2004
Daniel L. Coury, Sr.

/s/ Peter Bergmann
--------------------------  Director                                  February 13, 2004
Peter Bergmann

                                  EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------

5.1             Opinion of Rogers & Theobald L.L.P.

23.1            Consent of Rogers & Theobald L.L.P. (included in Exhibit 5.1)

23.2            Consent of Epstein, Weber & Conover, P.L.C.

In addition to those Exhibits shown above, the registrant hereby incorporates the following Exhibits pursuant to Rule 411 of Regulation C promulgated under the Securities Act of 1933 by reference to the filings set forth below:

Exhibit                                                                                                            Date
-------                                                                                                            ----
Number   Description                                              Previously Filed as Exhibit      File Number  Previously
-------  ----------------------------------------------------  ----------------------------------  -----------  ----------
                                                                                                                  Filed
                                                                                                                  -----
    4.1  Certificate of Restated Articles of Incorporation of  Exhibit 3.1 to the Registrant's       000-24217      5/6/98
         Renaissance International Group, Ltd.                 Registration Statement on Form
                                                               10SB12G

         Certificate of Amendment to the Articles of           Exhibit 3.2 to the Registrant's       000-24217     9/19/00
         Incorporation of Renaissance International Group,     Annual Report on Form 10-KSB
    4.2  Ltd. changing the name of the corporation to RIGL     for the fiscal year ended
         Corporation and increasing the authorized shares of   September 30, 1999
          common stock, par value $.001 per share

         Restated Articles of Incorporation of RIGL            Exhibit 3.3 to the Registrant's       000-24217    12/31/03
    4.3  Corporation creating Series B Convertible             Annual Report on Form 10-KSB
         Preferred Stock                                       for the fiscal year ended
                                                               September 30, 2003

         Certificate of Amendment to the Articles of           Exhibit 3.4 to the Registrant's       000-24217    12/31/03
    4.4  Incorporation of RIGL Corporation changing the        Annual Report on Form 10-KSB
         name of the corporation to YP.Net, Inc.               for the fiscal year ended
                                                               September 30, 2003

         Certificate of Amendment to the Articles of           Exhibit 4.1(a) to the Registrant's   333-107721      8/7/03
         Incorporation of YP.Net, Inc. increasing the          Registration Statement on Form
    4.5  authorized shares of capital stock, par value $.001   S-8
         per share and creating the Series C and Series D
         Preferred Stock

                                                               Exhibit 3.7 to Amendment No. 2        000-24217      7/8/03
    4.6  Certificate of Designation creating the Series E      to the Registrant's Annual Report
         Convertible Preferred Stock                           on Form 10-KSB/A for the fiscal
                                                               year ended September 30, 2002

                                                               Exhibit 3.2 to the Registrant's       000-24217      5/6/98
    4.7  By-laws of Renaissance International Group, Ltd.      Registration Statement on Form
                                                               10SB12G

                                                               Exhibit 3.6 to the Registrant's       000-24217     9/19/00
    4.8  Amended By-laws                                       Annual Report on Form 10-KSB
                                                               for the fiscal year ended
                                                               September 30, 1999


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